Exhibit 10.8

Execution Version

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of November 18, 2004 by and among Dollarama Capital Corporation, a corporation organized under the Canada Business Corporations Act (“Can Holdco”), Dollarama Holdings L.P., a limited partnership organized under the laws of Quebec (“Holdco LP”), Dollarama Group L.P., a limited partnership organized under the laws of Quebec (“Opco”), Dollarama L.P., a limited partnership organized under the laws of Quebec (“Subco,” and collectively with Can Holdco, Holdco LP and Opco, the “Companies”), and Bain Capital Partners VIII, L.P. (“Bain”).

RECITALS

WHEREAS, the Companies have been formed for the purpose of acquiring the business of Dollar A.M.A. Inc. and S. Rossy Inc. (together, the “Sellers”) (such transactions being referred to herein as the “Acquisition”), all on the terms and subject to the conditions of that certain Asset Purchase Agreement dated as of October 21, 2004, as amended (the “Purchase Agreement”) among the Can Holdco (then known as 4258401 Canada Inc.), the Sellers and certain of their respective affiliates;

WHEREAS, Bain is advising the Companies in connection with the Companies’ structuring and negotiation of senior secured debt financing (the “Senior Financing”) and subordinated debt financing (the “Bridge Financing” and, together with the Senior Financing, the “Debt Financing”) being provided for the Acquisition;

WHEREAS, certain entities affiliated with Bain, including certain entities controlled by Bain that were formed in connection with the consummation of the transactions contemplated by the Purchase Agreement (the “Bain Funds”) are investing directly or indirectly (the “Investments”) in Can Holdco in connection with the Acquisition;

WHEREAS, to enable the Companies to engage in the Acquisition and related transactions, Bain has provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations; and

WHEREAS, the Companies want to retain Bain to provide certain management and advisory services to the Companies, and Bain is willing to provide such services on the terms set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Bain hereby agrees that, during the Term, it will provide the following consulting and management advisory services to the Companies:

(a) advice in connection with the Companies’ negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the

Companies with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Companies;

(b) financial, managerial and operational advice in connection with the Companies’ day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Companies; and

(c) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as Bain and the Companies may from time to time agree in writing.

Bain will devote such time and efforts to the performance of services contemplated hereby as Bain deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Bain on a weekly, monthly, annual or other basis. The Companies acknowledge that Bain’s services are not exclusive and that Bain will render similar services to other persons and entities. Bain and the Companies understand that the Companies may, at times, engage one or more investment bankers or financial advisors to provide services in addition to, but not in lieu of, services provided by Bain under this Agreement. In providing services to the Companies, Bain will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither Bain, on the one hand, or the Companies on the other hand, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account.

2. Payment of Fees.

(a) The Companies will solidarily (i.e. jointly and severally) pay to Bain (or an affiliate of Bain designated by it) a fee in the amount of Cdn$10,150,000 in connection with the structuring of the Debt Financing for the Acquisition, and will reimburse Bain for any and all expenses incurred through the Closing Date in connection with the Acquisition or otherwise on behalf of the Companies, such fees and expenses being payable by the Companies at the closing of the Acquisition or, if the Acquisition is not consummated, promptly after the time the Companies have abandoned the Acquisition;

(b) During the Term, the Companies will solidarily (i.e. jointly and severally) pay to Bain (or an affiliate of Bain designated by it) an annual management fee (which will be inclusive of any directors fees or committee fees payable by the Companies to any Bain employees or partners who serve on the board of directors or any committee of the Companies or any of its subsidiaries) not to exceed Cdn$3,000,000 in exchange for the ongoing management services provided by Bain under this Agreement, such fee being payable by the Companies quarterly in advance and prorated for any partial period of less than three months, the first such payment to be made by wire transfer at the closing of the Acquisition with respect to the fiscal quarter of Opco ending January 31, 2005.

(c) During the Term, Bain will also advise Holdings and the Companies in connection with financing (excluding any financings related to the refinancing of the Bridge Financing and the Senior Subordinated Notes issued by Can Holdco or an affiliate to one or more of the Bain Funds), acquisition and disposition transactions (however structured) involving Can Holdco or any of its direct or indirect subsidiaries, and the Companies will pay to Bain (or their respective designees, as the case may be) a fee, subject to the approval of the majority of the members of Can Holdco’s Board of Directors who are not affiliated with Bain, for services rendered in connection with each such transaction (other than an Initial Public Offering (as defined in the Securityholders Agreement)) equal to up to one percent (1%) of the gross transaction value of such transaction, such fee to be due and payable at the closing of such transaction.

Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available funds to the account specified on Schedule 1 hereto, or to such other account(s) as Bain may specify to the Companies in writing prior to such payment.

3. Term. This Agreement will continue in full force and effect for a term of five years commencing on the date hereof and shall automatically be extended thereafter for successive terms of one year unless Can Holdco provides notice, at least sixty days prior to the end of any initial or successive term, that this Agreement shall not be extended, in which event this Agreement shall expire at the end of such term; provided, however, that (a) either Can Holdco, on the one hand, or Bain, on the other hand, may terminate this Agreement following a material breach of the terms of this Agreement by the other party and a failure to cure such breach within 30 days following written notice thereof, (b) if Can Holdco owns or operates a business (directly or indirectly through one or more subsidiaries) other than the business operated by Opco and Can Holdco does not directly or indirectly own at least a majority in interest of the partnership interests in Opco, then Opco may elect not to extend the term of this Agreement as to itself by providing notice, at least sixty days prior to the end of any initial or successive term, that this Agreement shall not be extended as to Opco, in which event this Agreement shall expire as to Opco at the end of such term, (c) if Can Holdco does not own or operate a business (directly or indirectly through one or more subsidiaries) and Can Holdco does not own at least a majority in interest of the partnership interests in Opco, then Opco may elect not to extend the term of this Agreement by providing notice, at least sixty days prior to the end of any initial or successive term, that this Agreement shall not be extended, in which event this Agreement shall expire at the end of such term, and (d) Bain may terminate this Agreement upon not less than 10 days written notice to the Companies; and provided further that each of (x) the obligations of the Companies under Section 4 below and the provisions of Section 5 below (whether in respect of or relating to services rendered prior to termination of this Agreement or in respect of or relating to any services provided after termination of this Agreement), (y) any and all accrued and unpaid obligations of the Companies owed under Section 2 above and (z) the provisions of Section 8 will all survive any termination of this Agreement to the maximum extent permitted under applicable law. The term of this Agreement, as from time to time extended, is referred to herein as “Term.”

4. Expenses; Indemnification.

(a) Expenses. The Companies will solidarily (i.e. jointly and severally) pay on demand all reasonable expenses incurred by Bain and the Bain Funds (or any of them) (i) in connection with this Agreement, the Acquisition or any related transactions, (ii) relating to operations of, or services provided by Bain to, the Companies or their affiliates from time to time or (iii) otherwise in any way relating to the Companies or in any way relating to, or arising out of, the Investments or the ownership thereof by any Bain Fund. Without limiting the generality of the foregoing, the Companies solidarily (i.e. jointly and severally) agree to pay on demand all reasonable expenses incurred by Bain and the Bain Funds (or any of them) in connection with, or relating to, (x) the preparation, negotiation and execution of this Agreement and any other agreement executed in connection with, or related to, this Agreement, the Acquisition, the Debt Financing, the Investments or the consummation of the transactions contemplated hereby and thereby, (y) any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies relating to any of the foregoing, and in each case will specifically include the reasonable fees and disbursements of Ropes & Gray LLP and Stikeman Elliott LLP, special counsel to Bain and the Bain Funds, PricewaterhouseCoopers LLP, accountant to Bain and the Bain Funds and any other consultants or advisors retained by Bain, the Bain Funds or their respective consultants or advisors and any out-of-pocket expenses incurred by Bain in connection with the provision of services to the Companies from time to time or the attendance at any meeting of the board of directors (or any committee thereof) of the Companies or any of their respective affiliates, or (z) operating expenses incurred in the ordinary course of business and other corporate or organizational costs and expenses incurred by any Bain Fund that was formed for the purpose of directly or indirectly making an Investment and that does not hold any equity interest in any business other than the business of the Companies.

(b) Indemnity and Liability. The Companies hereby solidarily (i.e. jointly and severally) indemnify and agree to exonerate and hold each of Bain, each Bain Fund, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and charges (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to this Agreement or operations of, or services provided by Bain to, any Company or any affiliate of any Company from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any Company, or any of their accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees will be liable to the Companies or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. Bain makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will Bain or any of the Indemnitees be liable to the Companies or any of their affiliates for any act, alleged act, omission or alleged omission on the part of Bain that does not constitute gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that Bain and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Bain or its affiliates may serve as an advisor, a director or in some other capacity, and recognition that Bain and its affiliates have myriad duties to various investors and partners, and in anticipation that the Companies and Bain (or one or more affiliates, associated investment funds or portfolio companies, or clients of Bain) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve Bain. Except as Bain may otherwise agree in writing after the date hereof:

(i) Bain and its affiliates will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the Companies and their subsidiaries, (B) to directly or indirectly do business with any client or customer of any of the Companies and their subsidiaries, (C) to take any other action that Bain believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to any of the Companies, or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) Bain and its officers, employees, partners, members, other clients, affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any action specified in Section 5(b)(i), and the Companies on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require Bain or any of its affiliates to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) Neither Bain nor any officer, director, employee, partner, member, stockholder, affiliate or associated entity thereof will be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will Bain or any of its affiliates be liable to the Companies or any of their affiliates for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Bain hereunder.

6. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, (a) Bain may assign all or part of its rights and obligations hereunder to any affiliate of Bain which provides services similar to those called for by this Agreement, in which event Bain will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of the Bain Funds will inure to the benefit of their successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of Bain and the Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Miscellaneous.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement will be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of The Commonwealth of Massachusetts. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The Commonwealth of Massachusetts for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of The Commonwealth of Massachusetts, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The Commonwealth of Massachusetts.

(c) Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 8(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile, (iii) sent by certified or registered mail, or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Companies, or any of them, to them at:

c/o Dollarama L.P.

5430 Ferrier

Montreal, Québec

H4P1M2

Attention: Larry Rossy

If to Bain, to it at:

111 Huntington Avenue

Boston, Massachusetts 02199

Attention: Matthew Levin

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Alfred O. Rose and R. Newcomb Stillwell

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (c) five business days after being sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Third Party Beneficiaries. The Indemnitees are intended to be third party beneficiaries of this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANIES:	DOLLARAMA CAPITAL CORPORATION

	By:	/s/ Jeffrey Courey
		Name:	Jeffrey Courey
		Title:	Vice-President, Treasurer

DOLLARAMA HOLDINGS L.P.
By: Dollarama Holdings GP Inc., its General Partner

	By:	/s/ Jeffrey Courey
		Name:	Jeffrey Courey
		Title:	Vice-President, Treasurer

DOLLARAMA GROUP L.P.
By: Dollarama Group GP Inc., its General Partner

	By:	/s/ Jeffrey Courey
		Name:	Jeffrey Courey
		Title:	Vice-President, Treasurer

DOLLARAMA L.P.
By: Dollarama GP Inc., its General Partner

	By:	/s/ Jeffrey Courey
		Name:	Jeffrey Courey
		Title:	Vice-President, Treasurer

BAIN:	BAIN CAPITAL PARTNERS VIII, L.P.
By: Bain Capital Investors, LLC its General Partner

	By:	/s/ Matthew Levin
		Name:	Matthew Levin
		Title:	Managing Director